Exhibit (c)(1)

Guggenheim Securities Project Grand Central: Potential Simplification Transaction Alternatives November 17, 2018 Confidential Draft; Subject to Material Change

Executive Summary The analysis herein presents the key relative benefits and considerations of a tender offer vs. a merger Overview  The public equity markets are currently penalizing structural complexity and IDR burden  Investors are expecting ETRN to promptly evaluate simplification transactions  While most simplifications have traditionally relied on the merger path, the tender offer (“TO”) route can be attractive in the case of EQGP given its unique characteristics of i) relatively small size of the public float and ii) shallow underlying trading liquidity  A properly structured TO can afford significant process time savings, thereby addressing more promptly the currently apparent equity overhang Strategic Rationale  The relatively small size of the EQGP public float creates an opportunity to execute a cash tender offer as an initial step in the simplification  Current unit price requires ~$500mm of cash  Debt capital markets are attractive for strong midstream credits  Incremental leverage at ETRN can be managed over the next three years with projected strong cash flow growth from EQM  Leverage at EQM remains the same  The tender offer process provides significant advantages for ETRN vs. a traditional merger process  Satisfies investor demand for a quick and efficient resolution of the IDR issue in a way that “does no harm” to EQM  “Launch-to-close” timeline of 8-10 weeks vs. 3-4 months in a merger accelerates simplification and structural transparency  Allows for ETRN to begin to address its strategic objectives more quickly 1 Draft; Subject to Material Change

Draft;
Subject to Material Change

Alternative Paths: Preliminary Overview

	Path A – Tender Offer	Path B1 & B2 – Merger
Key Assumptions	**Step 1** ▪ All EQGP units not owned by ETRN are acquired in 100% cash deal at an illustrative premium of 20% to current market value - Transaction effectuated via a cash tender offer and subsequent exercise of the call option (>95% ownership) ▪ Acquisition of 8.7% outstanding interest in EQGP financed 100% with newly issued debt at ETRN **Step 2 (Concurrent launch)** ▪ EQM buys out its IDRs from ETRN in a 100% unit deal	▪ Either EQM (Path B1) or EQGP (Path B2) acquires all public units of the other partnership in a 100% unit deal ▪ Status quo distribution per unit of the acquiror retained in the pro forma - Represents an ~10% distribution per unit cut to EQM unitholders in Path B2
Key Considerations	▪ Quickest path towards simplification and structural transparency ▪ Transaction does not require EQT approval under the Tax Matters Agreement ▪ Conflicts Committee required at EQGP for tender offer and at EQM for IDR exchange ▪ Least burdensome route (no S-4 SEC process or unitholder vote), provided that Conflicts Committee processes are efficient ▪ Step 1 is a fully taxable transaction to EQGP's public unitholders ▪ Step 1 constitutes a 13E-3 going private transaction	▪ Merger process is the traditional path towards simplification ▪ Potential back door distribution cut to EQM under Path B2 ▪ Nontaxable transaction to public unitholders ▪ Transaction does not require EQT approval under the Tax Matters Agreement ▪ Conflicts Committee required at both partnerships ▪ Requires S-4 SEC process and unitholder vote ▪ Longer process may delay executing on growth plan ▪ Not a 13E-3 transaction ▪ Requires S-4 process and EQM unitholder vote

2
GUGGENHEIM

Alternative Paths: Illustrative Timeline Considerations 1 100% GP / IDR or _ Source: Based on company projections. 3 Path B1 & B2 Path A 54% LP Interest Month 1 Month 2 Month 3 Month 4 Month 5 58% LP Interest 00% Interest EQM GP 31% LP Interest Draft; Subject to Material Change

Draft;
Subject to Material Change

Select Preliminary Structuring Alternatives: Key Pro Forma Impact

A1 EQGP Buyout and IDR Acquisition (Without PIK)


equitrans Midstream
Public
58% LP Interest
42% LP Interest
EQM

Key Assumptions:

- All EQGP units not owned by ETRN are acquired in 100% cash deal at an illustrative premium of 20% to current market value
- Acquisition of 8.7% outstanding interest in EQGP financed 100% with newly issued debt at ETRN
- EQM buys in IDRs
  - Common units received as consideration

A2 EQGP Buyout and IDR Acquisition (With PIK)


equitrans Midstream
Public
58% LP Interest (initial) / 59% LP Interest (post PIK conversion)
42% LP Interest (initial) / 41% LP Interest (post PIK conversion)
EQM

Key Assumptions:

- All EQGP units not owned by ETRN are acquired in 100% cash deal at an illustrative premium of 20% to current market value
- Acquisition of 8.7% outstanding interest in EQGP financed 100% with newly issued debt at ETRN
- EQM buys in IDRs
  - Common units and PIK units received as consideration
  - PIK units set to convert to common in 2021
  - PIK units intended to build coverage

B1 EQM Acquires EQGP - Merger


equitrans Midstream
Public
54% LP Interest
46% LP Interest
EQM

Key Assumptions:

- All EQGP units are acquired in 100% unit deal
- EQM pro forma distribution per unit equal to status quo

B2 EQGP Acquires EQM - Merger


equitrans Midstream
Public
54% LP Interest
46% LP Interest
EQGP

Key Assumptions:

- All EQM units are acquired in a 100% unit deal
- EQGP pro forma distribution per unit equal to status quo

4

GUGGENHEIM

Preliminary Structuring ETRN Perspective Alternatives: Key Pro Forma Impact 12.0% 59% 10.4% 10.1% 58% 58% 58% 8.7% (4.3%) Case A1 Case A2 Case B1 Case B2 Case A1 Case A2 Case B1 Case B2 2019E 2021E 2019E 2021E 1.14x 1.13x 1.12x 1.12x 5.3x 5.3x 4.8x 4.8x Case A1 Case A2 Case B1 Case B2 Case A1 Case A2 Case B1 Case B2 2019E 2021E 2019E 2021E _ Source: Based on company projections. 5 4.1x 4.1x 3.8x 3.6x 1.03x 1.01x 1.02x 0.97x Net Consolidated Leverage (Including MVP) ETRN Coverage 54% 54% 54% 54% 1.4% (1.3%) (1.7%) ETRN DCF / Share Accretion ETRN Ownership in Underlying MLP Draft; Subject to Material Change

Draft;
Subject to Material Change

Preliminary Structuring Alternatives: Key Pro Forma Impact

ETRN Perspective (Cont.)

A1 EQGP Buyout and IDR Acquisition (Without PIK)

ETRN Steps 1 - 3 (Buyout & IDR Acquisition)

	ETRN DCF / Share Accretion	Net Cons. Leverage (Incl. MVP)	Net Cons. Leverage (Excl. MVP)	ETRN Coverage	EQM Coverage	ETRN Dividend	ETRN Dividend Growth
2019E	8.7%	5.3x	4.5x	1.12x	1.00x	$1.77	n/a
2020E	7.7%	4.3x	3.9x	1.12x	1.17x	$1.91	8.0%
2021E	10.4%	4.1x	3.6x	1.12x	1.25x	$2.06	8.0%

A2 EQGP Buyout and IDR Acquisition (With PIK)

ETRN Steps 1 - 3 (Buyout & IDR Acquisition)

	ETRN DCF / Share Accretion	Net Cons. Leverage (Incl. MVP)	Net Cons. Leverage (Excl. MVP)	ETRN Coverage	EQM Coverage	ETRN Dividend	ETRN Dividend Growth
2019E	(1.3%)	5.3x	4.5x	1.02x	1.05x	$1.77	n/a
2020E	(2.5%)	4.3x	3.9x	1.01x	1.23x	$1.91	8.0%
2021E	12.0%	4.1x	3.6x	1.14x	1.24x	$2.06	8.0%

B1 EQM Acquires EQGP - Merger

ETRN

	ETRN DCF / Share Accretion	Net Cons. Leverage (Incl. MVP)	Net Cons. Leverage (Excl. MVP)	ETRN Coverage	EQM Coverage	ETRN Dividend	ETRN Dividend Growth
2019E	10.1%	4.8x	4.0x	1.13x	0.99x	$1.77	n/a
2020E	7.6%	4.0x	3.5x	1.12x	1.16x	$1.91	8.0%
2021E	1.4%	3.8x	3.3x	1.03x	1.25x	$2.06	8.0%

B2 EQGP Acquires EQM - Merger

ETRN

	ETRN DCF / Share Accretion	Net Cons. Leverage (Incl. MVP)	Net Cons. Leverage (Excl. MVP)	ETRN Coverage	EQGP Coverage	ETRN Dividend	ETRN Dividend Growth
2019E	(1.7%)	4.8x	4.0x	1.01x	1.11x	$1.77	n/a
2020E	(3.8%)	3.9x	3.5x	1.00x	1.31x	$1.91	8.0%
2021E	(4.3%)	3.6x	3.2x	0.97x	1.40x	$2.06	8.0%

Source: Based on company projections.

6

GUGGENHEIM

Draft;
Subject to Material Change

Preliminary Structuring Alternatives: Key Pro Forma Impact

EQM / EQGP Perspective

A1 EQGP Buyout and IDR Acquisition (Without PIK)

EQM						
	DCF / Unit Accretion	Net Cons. Leverage (Incl. MVP)	Net Cons. Leverage (Excl. MVP)	Coverage Ratio	EQM Distribution	Distribution Growth
2019E	(4.3%)	4.8x	4.0x	1.00x	$4.76	n/a
2020E	(0.3%)	4.0x	3.6x	1.17x	$5.14	8.0%
2021E	1.9%	3.8x	3.3x	1.25x	$5.56	8.0%

A2 EQGP Buyout and IDR Acquisition (With PIK)

EQM						
	DCF / Unit Accretion	Net Cons. Leverage (Incl. MVP)	Net Cons. Leverage (Excl. MVP)	Coverage Ratio	EQM Distribution	Distribution Growth
2019E	0.7%	4.8x	4.0x	1.05x	$4.76	n/a
2020E	4.9%	4.0x	3.5x	1.23x	$5.14	8.0%
2021E	1.0%	3.8x	3.3x	1.24x	$5.56	8.0%

B1 EQM Acquires EQGP - Merger

EQM						
	DCF / Unit Accretion	Net Cons. Leverage (Incl. MVP)	Net Cons. Leverage (Excl. MVP)	Coverage Ratio	EQM Distribution	Distribution Growth
2019E	(4.4%)	4.8x	4.0x	0.99x	$4.76	n/a
2020E	(0.4%)	4.0x	3.6x	1.16x	$5.14	8.0%
2021E	1.8%	3.8x	3.3x	1.25x	$5.56	8.0%

B2 EQGP Acquires EQM - Merger

EQGP						
	DCF / Unit Accretion	Net Cons. Leverage (Incl. MVP)	Net Cons. Leverage (Excl. MVP)	Coverage Ratio	EQGP Distribution	Distribution Growth
2019E	11.1%	4.8x	4.0x	1.11x	$1.42	n/a
2020E	25.5%	3.9x	3.5x	1.31x	$1.54	8.0%
2021E	29.9%	3.6x	3.2x	1.40x	$1.66	8.0%

Represents an ~10% distribution per unit cut to EQM unitholders

Source: Based on company projections.

7

GUGGENHEIM

Draft;
Subject to Material Change

Addressing Select Key Considerations of Path A

Committee Process During the Tender Offer

Commentary

- Having a public general partner is no longer advantageous to Equitrans given the progression in midstream growth
  - The maturation of EQGP's growth profile (from ~40% at IPO to 13% projected for 2019-2021) and adaptation of a self-sustaining funding model reduces the need for a public GP structure
- EQGP was created, in part, to capture the value illumination of the IDRs
  - Premium valuation for IDRs has declined in recent years
- The focus point of public EQGP investors will be the premium offered and the liquidity provided
  - A deceleration in growth expectations and change in market sentiment towards IDRs makes a cashout at a premium attractive to investors
  - Furthermore, the tender delivers an attractive liquidity event compared to the relatively illiquid trading of EQGP

Top Institutional / Insider Holders

Institutions	Outstanding (%)	Position (000)
1. Neuberger Berman Investment Advisers LLC	2.57%	7,777
2. Goldman Sachs Asset Management LP	1.15%	3,469
3. Chickasaw Capital Management LLC	1.07%	3,234
4. Kayne Anderson Capital Advisors LP	0.94%	2,835
5. Cushing Asset Management LP	0.47%	1,409
6. Zimmer Partners LP	0.34%	1,026
7. Neuberger Berman BD LLC	0.30%	900
8. UBS Securities LLC	0.23%	699
9. Advisory Research, Inc.	0.22%	654
10. Tortoise Capital Advisors LLC	0.18%	555
11. Barclays Bank Plc (Private Banking)	0.18%	540
12. Duff & Phelps Investment Management Co.	0.14%	428
13. Fidelity Management & Research Co.	0.12%	361
14. Credit Suisse Securities (USA) LLC (Broker)	0.10%	301
15. ING Bank NV (Investment Management)	0.10%	298
Total	**8.11%**	**24,486**

Insiders / Stakeholders	Outstanding (%)	Position (000)
1. ETRN	91.25%	276,009
2. Morgan Stanley (Strategic Investments)	0.06%	192
3. Randall L Crawford	0.03%	100
4. David L Porges	0.02%	56
5. Stephen A Thorington	0.01%	43
Total	**91.37%**	**276,400**

It would take the three largest investors ~300 trading days to divest their positions in the open market [(1)]

(1) Assumes unit sales equal to 20% of average daily traded volume (90 days). Average daily traded volume as of 11/16/2018.

8

GUGGENHEIM

Summary of Debt Financing Company discussing financing commitment with Goldman Sachs Permanent financing expected to be financed with a Term Loan B at current market rates Company in contact with rating agencies to determine pro forma rating of EQM and ETRN 9 Draft; Subject to Material Change

Leverage Profile of ETRN and EQM Path A2 5.3x 4.8x 3.9x 3.7x 2019E 2020E 2021E Status Quo Pro Forma 4.8x 4.8x 2019E 2020E 2021E Status QuoPro Forma _ Source: Based on company projections. 10 4.0x4.0x3.8x3.8x EQM: Net Leverage (Including MVP) 4.3x4.1x ETRN: Net Consolidated Leverage (Including MVP) Draft; Subject to Material Change

Appendix

Status Quo Trading Statistics Share / Unit Price SOTP Implied Share Price Implied SOTP Discount 52-week High / Low $20.88 $20.47 2.0% na / na $16.17 n/a n/a $30.73 / $15.36 $48.45 n/a n/a $77.97 / $42.87 Shares / Units Outstanding 254.6 302.5 120.5 Equity Value (+) Corp. Adj. $5,316 - $4,891 (1) $5,836 3,515 (+) Implied Market Value of IDR - - 3,833 Enterprise Value $5,316 $4,889 $13,184 2019E 2020E 11.5x 10.3x 11.3x 10.1x 10.3x 8.0x 2019E 2020E 11.5x 10.5x 11.3x 10.1x 9.8x 8.1x 2019E 2020E 8.5% 9.2% 8.8% 9.9% 9.8% 10.6% Debt / 2019E EBITDA NM NM 2.8x _ Source: Factset (11/16/18), company projections, and company filings. 11 Dividend Yield / Distribution Yield P / DCF EV / EBITDA ($mm, except per share or per unit) Draft; Subject to Material Change

Illustrative Purchase Price Analysis Case A2 11/16/18 10-day VWAP 30-day VWAP NA (2.0%) (7.2%) 5.0% 2.9% (2.6%) 10.0% 7.8% 2.0% 15.0% 12.7% 6.7% 20.0% 17.6% 11.3% Aggregate Purchase Price ($mm) $428 $449 $470 $492 $513 _ Source: Factset (11/16/18). 12 Value Summary: Data: $16.17 16.50 17.43 Implied Premium to: Illustrative EQGP Premium0.0%5.0%10.0%15.0%20.0% Implied EQGP Unit Price$16.17$16.98$17.79$18.60$19.40 Draft; Subject to Material Change

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